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                                  EXHIBIT 23.2


                         INDEPENDENT  AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement of Stuart Entertainment, Inc. on Form S-3 of our report dated March 14, 1997, appearing in the Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP



Omaha, Nebraska
December 12, 1997